Exhibit 5.1

[Letterhead of Covington & Burling]

January 14, 2005

Exelixis, Inc.

170 Harbor Way

South San Francisco, California 94083

Ladies and Gentlemen:

We are acting as counsel to Exelixis, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 2,561,174 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on January 14, 2005 (such Registration Statement is herein referred to as the “Registration Statement”). The Common Stock was offered and sold by the Company in a private placement to the individuals identified as Selling Stockholders on the Prospectus included in such Registration Statement.

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Common Stock is duly authorized, validly issued, fully paid and non-assessable.

Exelixis, Inc.

January 14, 2005

We are members of the bar of the State of California. We do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of California, the Delaware General Corporation Law and the Federal law of the United States of America.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/S/ COVINGTON & BURLING
Covington & Burling